April 10, 2012

VIA HAND DELIVERY

Heart of Iowa Cooperative
22703 600th Avenue
Nevada, IA 50201-7853

Re: Termination of Amended and Restated Grain Handling Agreement

Dear Jim Magnuson:

Lincolnway Energy, LLC hereby gives notice to Heart of Iowa Cooperative of Lincolnway Energy, LLC's termination of the Amended and Restated Grain Handling Agreement between Lincolnway Energy, LLC and Heart of Iowa Cooperative, a/k/a Key Cooperative, dated January 24, 2006, effective six months from the date of this letter, which is October 10, 2012.

LINCOLNWAY ENERGY, LLC

By:
Name: Rick Brehm
Title: Chief Executive Officer

NG#1065835_1